EXHIBIT 99


           ECHAPMAN, INC. FILES AUDITED FINANCIAL STATEMENTS FOR THE
                      FISCAL YEAR ENDED DECEMBER 31, 2002

BALTIMORE, June 3, 2002 /PRNewswire-FirstCall/ -- eChapman, Inc. (Nasdaq: ECMN) eChapman, Inc. ("eChapman" or the "Company") had previously filed unaudited financial statements for the fiscal year ended December 31, 2001 on Form 10-KSB and as amended on Form 10-KSB/A, filed April 16, 2002 and April 24, 2002, respectively. The inclusion of unaudited financial statements in both of those filings was undertaken in reliance on Temporary Note 2T to Article 3 of Regulation S-X. eChapman has subsequently filed Form 10-KSB/A No. 2 on May 31, 2002, which contains the Company's audited financial statements for the fiscal year ended December 31, 2001, as prepared by Wilkins McNair, P.C. The audited financial statements are also available and may be found on the Securities and Exchange Commission's website at www.sec.gov and within the next five days, will be available on our website at www.echapman.com.

CONTACT: Investor Relations or Media, James P. Wu, Esq. of eChapman, +1-800-752-1013